UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
______________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2022
Commission File Number: 001-38465
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DOCUSIGN, INC.
(Exact name of registrant as specified in its charter)
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Delaware			91-2183967
(State or Other Jurisdiction of Incorporation)			(I.R.S. Employer Identification Number)

221 Main St.	Suite 1550	San Francisco	California	94105
(Address of Principal Executive Offices) (Zip Code)

(415) 489-4940
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DOCU	The Nasdaq Global Select Market
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

As previously disclosed by DocuSign, Inc. (the “Company”) in its current report on Form 8-K filed on June 22, 2022 (the “June 22 8-K”), on June 20, 2022, the Company’s board of directors (the “Board”) accepted the resignation of Scott Olrich, the Company’s Chief Operating Officer, effective June 20, 2022. The information contained in Item 5.02 of the June 22 8-K is incorporated by reference herein. In connection with Mr. Olrich’s resignation, on July 28, 2022, the Company entered into a separation agreement and general release of claims with Mr. Olrich (the “Olrich Separation Agreement”), which provides for, among other things, the severance and vesting benefits contemplated in the Executive Severance and Change in Control Agreement, dated as of March 12, 2021, between the Company and Mr. Olrich (the “Olrich Severance Agreement”). The Olrich Severance Agreement was filed as Exhibit 10.29 to the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2021, and is incorporated by reference herein.

The Olrich Separation Agreement provides for the following benefits, as required by the Olrich Severance Agreement: (i) a payment of $216,667 as cash severance (the “Cash Severance”), which amount represents six months of Mr. Olrich’s base salary at the time of his resignation, (ii) a payment of $130,000 as bonus severance, (iii) up to six months of COBRA coverage, and (iv) six months of vesting acceleration of Mr. Olrich’s time-based equity awards, in exchange for Mr. Olrich’s general release of claims in favor of the Company. In addition, and as required by the Olrich PSUs (as defined below), Mr. Olrich remains eligible to vest in a portion of his outstanding performance-based restricted stock units (the “Olrich PSUs”), to the extent that the Company achieves the applicable performance goals at the end of the applicable performance period, with the portion of shares achieved prorated based on the length of his employment during the performance period. The Company’s Form of PSU Agreement (the “PSU Agreement”), pursuant to which the Olrich PSUs were granted, was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on September 6, 2019, and is incorporated by reference herein.

The Olrich Separation Agreement also provides that, in the event that the Company is subject to a “Change in Control” (as such term is defined in the Olrich Severance Agreement) on or prior to September 20, 2022, the Company shall provide Mr. Olrich with the following benefits subject to Mr. Olrich executing a second general release of claims in favor of the Company: (i) an increase in the Cash Severance to $433,333, which amount represents 12 months of Mr. Olrich’s then current base salary at the time of his resignation, (ii) up to 12 months of COBRA coverage, (iii) any of Mr. Olrich’s remaining unvested time-based equity awards shall accelerate and vest, (iv) the Olrich PSUs shall vest in accordance with the PSU Agreement such that Mr. Olrich shall be entitled to receive Change in Control Determined Units (as defined in the PSU Agreements).

The foregoing description of the Olrich Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Olrich Separation Agreement, which is filed as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Separation Agreement and General Release of Claims, dated July 28, 2022, by and between Scott Olrich and DocuSign, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 29, 2022

DOCUSIGN, INC.

By:	/s/ Cynthia Gaylor
Cynthia Gaylor
Chief Financial Officer
(Principal Accounting and Financial Officer)